Exhibit 99.3

GENERAL DYNAMICS CONTACT CENTER BUSINESS
(A Business of General Dynamics Corporation)

UNAUDITED COMBINED FINANCIAL STATEMENTS
FOR NINE MONTHS ENDED SEPTEMBER 30, 2018 AND OCTOBER 1, 2017

GENERAL DYNAMICS CONTACT CENTER BUSINESS
(A Business of General Dynamics Corporation)

UNAUDITED COMBINED FINANCIAL STATEMENTS

GENERAL DYNAMICS CONTACT CENTER BUSINESS
(A Business of General Dynamics Corporation)

COMBINED BALANCE SHEETS
(Dollars in thousands)

	(Unaudited)
	September 30, 2018	December 31, 2017
ASSETS

Current assets
Accounts receivable, net	$46,951	$74,841
Unbilled receivables	48,113	43,027
Other current assets	868	1010
Total current assets	95,932	118,878

Noncurrent assets
Property, plant and equipment, net	7,446	7,704
Intangible assets, net	-	1512
Goodwill	76,389	76,389
Other assets, net	104	146
Total noncurrent assets	83,939	85,751
Total Assets	$179,871	$204,629

LIABILITIES AND NET PARENT INVESTMENT

Current liabilities
Accounts payable	$5,458	$13,403
Other current liabilities	21,736	12,995
Total current liabilities	27,194	26,398

Noncurrent liabilities
Deferred rent	476	807
Deferred tax liabilities	1,365	2,083
Commitments and contingencies (see Note 6)
Total noncurrent liabilities	1,841	2,890

Net Parent Investment	150,836	175,341
Total liabilities and net parent investment	$179,871	$204,629

The accompanying notes are an integral part of these combined financial statements

GENERAL DYNAMICS CONTACT CENTER BUSINESS
(A Business of General Dynamics Corporation)

COMBINED STATEMENTS OF EARNINGS (UNAUDITED)
(Dollars in thousands)

Nine Months Ended

	September 30, 2018	October 1, 2017

Revenues	$454,416	$518,106

Operating costs and expenses
Costs of revenue	397,169	442,585
General and administrative (G&A)	41,624	50,824
Operating costs and expenses, total	438,793	493,409
Earnings before income tax	15,623	24,697
Provision for income tax, net	2,713	7,876
Net earnings	$12,910	$16,821

The accompanying notes are an integral part of these combined financial statements

GENERAL DYNAMICS CONTACT CENTER BUSINESS
(A Business of General Dynamics Corporation)

COMBINED STATEMENTS OF NET PARENT INVESTMENT (UNAUDITED)
(Dollars in thousands)

Net Parent Investment
Balance as of December 31, 2016	$180,530
Net earnings	16,821
Non-cash stock-based compensation	2,287
Asset transfer from Parent	10
Net transfers to Parent	(36,519)
Balance as of October 1, 2017	$163,129

Balance as of December 31, 2017	$175,341
Net earnings	12,910
Non-cash stock-based compensation	3,001
Net transfers to Parent	(40,416)

Balance as of September 30, 2018	$150,836

The accompanying notes are an integral part of these combined financial statements

GENERAL DYNAMICS CONTACT CENTER BUSINESS
(A Business of General Dynamics Corporation)

COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Dollars in thousands)

	Nine Months Ended
	September 30, 2018	October 1, 2017

Cash flows from operating activities
Net earnings	$12,910	$16,821
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation of property, plant and equipment	1,251	781
Amortization of intangible assets	1,512	1,520
Equity-based compensation expense	3,001	2,287
Deferred income tax provision	(718)	(755)

(Increase) decrease in assets
Accounts receivable	27,890	12,569
Unbilled receivables	(5,086)	(8,596)
Other current assets	142	51
Other noncurrent assets	42	-
Increase (decrease) in liabilities
Accounts payable	(7,945)	8,754
Other current liabilities	8,741	4,586
Deferred rent	(331)	(417)
Net cash provided by operating activities	41,409	37,601
Cash flows from investing activities Capital expenditures	(993)	(1,082)
Net cash used by investing activities	(993)	(1,082)
Cash flows from financing activities
Transfer to parent	(40,416)	(36,519)
Net cash used by financing activities	(40,416)	(36,519)
Net change in cash and cash equivalents	-	-
Cash and cash equivalents at beginning of year	-	-
Cash and cash equivalents at end of period	$-	$-

The accompanying notes are an integral part of these combined financial statements.

GENERAL DYNAMICS CONTACT CENTER BUSINESS
(A Business of General Dynamics Corporation)

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
(Dollars in thousands, unless otherwise noted)

1.	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

General Dynamics Corporation (“General Dynamics”) is a global aerospace and defense company that offers a broad portfolio of products and services in business aviation, combat vehicles, weapons systems and munitions, information technology (IT) services and C4ISR (command, control, communications, computers, intelligence, surveillance and reconnaissance) solutions, and shipbuilding and ship repair.

General Dynamics Contact Center Business (the “Company”) is a business of General Dynamics Information Technology, Inc. (“GDIT”), a wholly owned subsidiary of General Dynamics. The Company provides multi-channel health communications services through a network of customer contact centers supporting the Centers for Medicare & Medicaid Services (“CMS”), the 2020 census and other smaller projects. For the nine months ended September 30, 2018 and October 1, 2017, the Company derived approximately 100% and 99.1%, respectively, of its revenues from the U.S. Government.

Basis of Presentation and Principles of Combination

The accompanying unaudited combined financial statements reflect the operations of the Company that have been carved out of the consolidated General Dynamics financial statements and are collectively referred to as “combined financial statements.” Throughout the periods included in these combined financial statements, the Company operated as part of General Dynamics. Separate financial statements have not historically been prepared for the Company. The combined financial statements have been derived from General Dynamics’ historical accounting records as if the Company’s operations had been conducted independently from General Dynamics and were prepared on a stand-alone basis in accordance with accounting principles generally accepted in the U.S.

The unaudited combined financial statements reflect assumptions and allocations made by management as of and for the periods included in these combined financial statements to depict the Company on a basis that management believes is reasonable for the aforementioned periods. As a result, the combined financial statements included herein may not necessarily be indicative of the Company’s financial position, results of operations or cash flows had the Company operated as a stand-alone entity during the periods presented.

The unaudited combined financial statements were prepared using General Dynamics’ historical records of the assets and liabilities of the Company and include all revenues, costs, assets, and liabilities directly attributable to the Company. Consistent with industry practice, the Company classifies assets and liabilities related to long-term contracts as current, even though some of these amounts may not be realized within one year. The timing of revenue recognition, billings, and cash collections results in billed accounts receivable and unbilled receivables (contract assets) on the Combined Balance Sheet. These assets are reported on the Combined Balance Sheet on a contract-by-contract basis at the end of each reporting period.

In addition, the unaudited combined financial statements include allocations of certain general corporate overhead expenses. Management believes the assumptions and methodologies underlying the allocation of general corporate overhead expenses are reasonable. However, such expenses may not be indicative of the actual level of expenses that would have been incurred by the Company if it had operated as a stand-alone entity during the periods presented. See Note 8 for further information regarding allocated expenses.

The Company participates in General Dynamics’ centralized financing and cash management programs. Accordingly, none of General Dynamics’ cash has been attributed to the Company in the combined financial statements. Transfers of cash to and from General Dynamics’ financing and cash management program and settlements of intercompany receivables and payables are reflected as a component of net parent investment on the Combined Balance Sheets.

General Dynamics’ consolidated debt is not specifically related to the operations of the Company and has not been attributed to the combined financial statements. Interest expense related to this consolidated debt has not been historically allocated to the Company and therefore is not reflected in the combined financial statements.

All references to dollar amounts herein are presented in thousands, unless otherwise noted.

Interim Financial Statements

The combined financial statements and notes thereto are unaudited and contain all adjustments that are of a normal recurring nature necessary for a fair presentation of the Company’s results of operations, financial position and cash flows. The results reported in these unaudited combined financial statements should not be regarded as necessarily indicative of results that may be expected for the entire year and should be read in conjunction with the combined financial statements and notes thereto included in the Company’s annual combined financial statements for the years ended December 31, 2017 and December 31, 2016.

The Company’s fiscal quarters are 13 weeks in length. Because the fiscal year ends on December 31, the number of days in the first and fourth quarters varies slightly from year to year. Operating results for the nine months ended September 30, 2018, are not necessarily indicative of the results that may be expected for the year ending December 31, 2018.

Significant Accounting Policies

Accounting Standards Updates

On January 1, 2018, the Company adopted the following accounting standards issued by the Financial Accounting Standards Board (FASB):

•
ASU 2016-01, Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. ASU 2016-01 addresses certain aspects of recognition, measurement, presentation and disclosure of financial instruments. Specific to the Company’s business, ASU 2016-01 requires equity investments to be measured at fair value with changes in fair value recognized in net income. The ASU eliminates the available-for-sale classification for equity investments that recognized changes in fair value as a component of other comprehensive income. General Dynamics adopted the standard on a modified retrospective basis on January 1, 2018. The adoption of the ASU did not have an impact to the Company’s Combined Financial Statements.

•
ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 is intended to reduce diversity in practice in how certain cash receipts and cash payments are presented and classified in the Combined Statement of Cash Flows by providing guidance on eight specific cash flow issues. The Company adopted the standard retrospectively on January 1, 2018. The adoption of the ASU did not have an impact on the Company’s cash flows.

There are several other accounting standards that have been issued by the FASB but are not yet effective, including the following:

•
ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires the recognition of lease rights and obligations as assets and liabilities on the balance sheet. Previously, lessees were not required to recognize on the balance sheet assets and liabilities arising from operating leases. The ASU also requires disclosure of key information about leasing arrangements. ASU 2016-02 is effective on January 1, 2019, using a modified retrospective method of adoption as of January 1, 2017. In July 2018, the FASB issued ASU 2018-11, Leases (Topic 842): Targeted Improvements, that provides an alternative transition method of adoption, permitting the recognition of a cumulative-effect adjustment to retained earnings on the date of adoption.

The Company intends to adopt the standard on the effective date using the alternative transition method provided by ASU 2018-11. The Company is currently evaluating the population of leased assets in order to assess the impact of the ASU on our lease portfolio, and designing and implementing new processes and controls. Until this effort is completed, the Company cannot determine the effect of the ASU on the results of operations, financial condition or cash flows.

Subsequent Event

On October 5, 2018, General Dynamics entered into a definitive agreement to divest the Company to MAXIMUS, a leading provider of government services worldwide, for $400 million. General Dynamics completed the divestiture on November 16, 2018.  The Company has evaluated other subsequent events through November 26, 2018, the date the combined financial statements were available to be issued and no other material impacts were identified.

2.	REVENUE RECOGNITION

The majority of revenue is derived from long-term contracts and programs that can span several years. The Company accounts for revenue in accordance with ASC Topic 606.

Performance Obligations

A performance obligation is a promise in a contract to transfer a distinct service to the customer, and is the unit of account in ASC Topic 606. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. The majority of the Company’s contracts have a single performance obligation, as the promise to transfer the individual services is not separately identifiable from other promises in the contracts and is, therefore, not distinct. Some of the Company’s contracts have multiple performance obligations, most commonly due to the contract covering multiple phases of the product lifecycle (development, production, maintenance and support). For contracts with multiple performance obligations, the Company allocates the contract’s transaction price to each performance obligation using the Company’s best estimate of the standalone selling price of each distinct service in the contract. The primary method used to estimate standalone selling price is the expected cost plus a margin approach, under which the Company forecasts the Company’s expected costs of satisfying a performance obligation and then add an appropriate margin for that distinct service.

Contract modifications are routine in the performance of the Company’s contracts. Contracts are often modified to account for changes in contract specifications or requirements. In most instances, contract modifications are for services that are not distinct, and, therefore, are accounted for as part of the existing contract.

The Company’s performance obligations are satisfied over time as work progresses as control is transferred continuously to the Company’s customers. Typically, revenue is recognized over time using costs incurred to date relative to total estimated costs at completion to measure progress toward satisfying the Company’s performance obligations. Incurred cost represents work performed, which corresponds with, and thereby best depicts, the transfer of control to the customer. Contract costs include labor, material, overhead and, when appropriate, G&A expenses.

On September 30, 2018, the Company had $860,933 of remaining performance obligations, which is also referred to as total backlog. The Company expects to recognize approximately 34% of the remaining performance obligations as revenue by year-end 2019, an additional 52% by year-end 2021 and the balance thereafter. On December 31, 2017, the Company had $157,357 of remaining performance obligations, and on December 31, 2017, the Company expected to recognize approximately 99.7% of the remaining performance obligations as revenue in 2018, an additional 0.2% by 2020 and the balance thereafter.

Contract Estimates

Accounting for long-term contracts and programs involves the use of various techniques to estimate total contract revenue and costs. For long-term contracts, the Company estimates the profit on a contract as the difference between the total estimated revenue and expected costs to complete a contract and recognizes that profit over the life of the contract.

Contract estimates are based on various assumptions to project the outcome of future events that often span several years. These assumptions include labor productivity and availability; the complexity of the work to be performed; the cost and availability of materials; the performance of subcontractors; and the availability and timing of funding from the customer.

The nature of the Company’s contracts give rise to several types of variable consideration, including claims and award and incentive fees. The Company’s contract estimates include additional revenue for submitted contract modifications or claims against the customer when the Company believes it has an enforceable right to the modification or claim, the amount can be estimated reliably and its realization is probable. In evaluating these criteria, the Company considers the contractual/legal basis for the claim, the cause of any additional costs incurred, the reasonableness of those costs and the objective evidence available to support the claim. The Company includes award or incentive fees in the estimated transaction price when there is a basis to reasonably estimate the amount of the fee. These estimates are based on historical award experience, anticipated performance and the Company’s best judgment at the time. Because of the certainty in estimating these amounts, they are included in the transaction price of the Company’s contracts and the associated remaining performance obligations.

As a significant change in one or more of these estimates could affect the profitability of the contracts, the Company reviews and updates its contract-related estimates regularly. The Company recognizes adjustments in estimated profit on contracts under the cumulative catch-up method. Under this method, the impact of the adjustment on profit recorded to date on a contract is recognized in the period the adjustment is identified. Revenue and profit in future periods of contract performance are recognized using the adjusted estimate. If at any time the estimate of contract profitability indicates an anticipated loss on the contract, the Company recognizes the total loss in the period it is identified.

The impact of adjustments in contract estimates on the Company’s operating earnings can be reflected in either revenue, expenses, or operating earnings. The aggregate impact of adjustments in contract estimates to the Company’s revenue and operating earnings were as follows:

Nine Months Ended	September 30, 2018	October 1, 2017
Revenue	$(5,224)	$(487)
Operating earnings	$(5,224)	$(487)

Revenue by Category

The Company’s portfolio of services consists of 699 active projects. The following series of tables presents the Company’s revenue disaggregated by several categories.

Revenue by contract type was as follows:

Nine Months Ended	September 30, 2018	October 1, 2017
Cost-reimbursement	$423,680	$479,656
Fixed-price	29,713	31,336
Time-and-materials	1,023	7,114
Total	$454,416	$518,106

Each of these contract types presents advantages and disadvantages. Typically, the Company assumes more risk with fixed-price contracts. However, these types of contracts offer additional profits when the Company complete the work for less than originally estimated. Cost-reimbursement contracts generally subject the Company to lower risk. Accordingly, the associated base fees are usually lower than fees earned on fixed-price contracts. Under time-and-materials contracts, the Company’s profit may vary if actual labor-hour rates vary significantly from the negotiated rates. Also, because these contracts can provide little or no fee for managing material costs, the content mix can impact profitability.

Revenue by customer was as follows:

Nine Months Ended	September 30, 2018	October 1, 2017
U.S. Government	$454,266	$513,179
Other (Commercial)	150	4,927
Total	$454,416	$518,106

3.	GOODWILL AND INTANGIBLE ASSETS

Goodwill

The carrying amount of Goodwill at December 31, 2017 was $76,389. There were no changes to the carrying amount of goodwill for the nine months ended September 30, 2018.

Intangible Assets

Intangible assets consisted of the following:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
	September 30, 2018			December 31, 2017
Customer relationships	$14,553	$(14,553)	$ -	$14,553	$(13,041)	$1,512

Amortization expense was $1,512 for the nine months ended September 30, 2018 and $1,520 for the nine months ended October 1, 2017. The customer relationships are amortized using the straight-line method.

4.	INCOME TAXES

Income Tax Provision

The Company calculates the provision for federal, state and international income taxes based on current tax law. U.S. federal tax reform was enacted on December 22, 2017, and has several key provisions impacting accounting for and reporting of income taxes. The most significant provision reduced the U.S. corporate statutory tax rate from 35% to 21% beginning on January 1, 2018. The Company recorded the effect of the change in tax law in the fourth quarter of 2017.

The deferred tax assets and liabilities are included in deferred tax liabilities on the Combined Balance Sheet. The Company’s net deferred tax asset (liability) consisted of the following:

	September 30, 2018	December 31, 2017
Deferred tax asset	$1,991	$1,184
Deferred tax liability	(3,356)	(3,267)
Net deferred tax (liability) asset	$(1,365)	$(2,083)

Tax Uncertainties

For all periods open to examination by tax authorities, the Company periodically assesses its liabilities and contingencies based on the latest available information. Where the Company believes there is more than a 50% chance that the tax position will not be sustained, the Company records its best estimate of the resulting tax liability, including interest, in the combined financial statements. The Company include any interest or penalties incurred in connection with income taxes as part of income tax expense. The total amount of these tax liabilities on December 31, 2017, was not material to the results of operations, financial condition or cash flows.

The Company participates in the IRS Compliance Assurance Process (CAP), a real-time audit of the Company’s consolidated federal corporate income tax return. The IRS has examined General Dynamics’ consolidated federal income tax returns through 2016. The Company does not expect the resolution of tax matters for open years to have a material impact on the Company’s results of operations, financial condition, cash flows or effective tax rate.

Based on all known facts and circumstances and current tax law, the Company believes the total amount of any unrecognized tax benefits on September 30, 2018, was not material to the results of operations, financial condition or cash flows, and if recognized, would not have a material impact on the Company’s effective tax rate. In addition, there are no tax positions for which it is reasonably possible that the unrecognized tax benefits will vary significantly over the next 12 months, producing, individually or in the aggregate, a material effect on the results of operations, financial condition or cash flows.

5.	OTHER CURRENT LIABILITIES

A summary of significant other current liabilities by balance sheet caption follows:

	September 30, 2018	December 31, 2017
Accrued payroll	$11,409	$5,795
Employee benefits	9,852	5,800
Reserves and other	475	1,400
Total other current liabilities	$21,736	$12,995

6.	COMMITMENTS AND CONTINGENCIES

Government Contracts

As a government contractor, the Company is subject to U.S. government audits and investigations relating to the Company’s operations, including claims for fines, penalties, and compensatory and treble damages. The Company believes the outcome of such ongoing government audits and investigations will not have a material impact on the results of operations, financial condition or cash flows.

In the performance of the contracts, the Company routinely requests contract modifications that require additional funding from the customer. Most often, these requests are due to customer-directed changes in the scope of work. While the Company is entitled to recovery of these costs under the Company’s contracts, the administrative process with the customer may be protracted. Based on the circumstances, the Company periodically files requests for equitable adjustment (REAs) that are sometimes converted into claims. In some cases, these requests are disputed by the customer. The Company believes the outstanding modifications, REAs and other claims will be resolved without material impact to the results of operations, financial condition or cash flows.

7.	RETIREMENT PLANS

Pension & Other Postretirement Benefits

Certain salaried employees of the Company participate in various defined benefit pension and other postemployment benefit (“OPEB”) plans administered and sponsored by General Dynamics. The OPEB plans provide certain heath care and life insurance benefits to retired employees. These plans whose participants include both Company employee’s and other General Dynamics’s employees are accounted for as multiemployer benefit plans and the related net benefit plan obligations are not included in the Combined Balance Sheet. The combined financial statements reflect periodic pension and post-retirement costs for these plans for those employees of the Company that participate in the respective plans. Substantially all of General Dynamics’ plans use a December 31 measurement date consistent with General Dynamics’ fiscal year.

Costs associated with the pension and OPEB plans were allocated to the combined financial statements based on the Company’s employees’ proportionate share of costs for the respective General Dynamics’ plans in which they participate. These costs are considered to have been settled with General Dynamics at the time of the allocation of these expenses. As such, there is no liability presented in the Combined Balance Sheet for the defined benefit pension or OPEB plans.

Pension and OPEB expense for participating employees of the Company was $1,514 and $1,936 for the nine months ended September 30, 2018 and October 1, 2017, respectively.

8.	RELATED PARTY TRANSACTIONS AND PARENT COMPANY EQUITY

Allocated Expenses

The combined financial statements include expense allocations for fringe benefits and certain functions provided by General Dynamics, including, but not limited to, general corporate expenses related to finance, legal, human resources, information systems and sales and marketing. Also reflected are allocations of certain expenses from the divisional shared services centers and GDIT business unit. These expenses have been allocated to the Company on the basis of direct usage when identifiable, with the remainder allocated on the basis of revenue or headcount. During the nine months ended September 30, 2018 and October 1, 2017, the Company was allocated corporate expenses of $159,826 and $189,557 respectively. These costs have been recorded within Cost of revenue and General and administrative costs in the Combined Statements of Earnings as follows:

Nine Months Ended	September 30, 2018	October 1, 2017
Costs of revenue	$118,283	$138,733
General and administrative	41,543	50,824
Total corporate allocations	$159,826	$189,557

Management believes the assumptions and methodologies underlying the allocation of general corporate overhead expenses are reasonable. However, such expenses may not be indicative of the actual level of expense that would have been incurred by the Company if it had operated as a stand-alone entity during the periods presented.

Net Parent Investment

Net transfers from (to) parent are included within net parent investment within the combined financial statements. The net parent investment represents General Dynamics’s investment in the Company and reflects the net effects of transaction with, and allocations from, General Dynamics and net earnings of the Company, which was all attributable to General Dynamics’ ownership.